CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-238685 on Form S-6 of our report dated June 30, 2020, relating to the financial statements of FT 8772, comprising International Capital Strength Portfolio, Series 47 and SMid Capital Strength Portfolio, Series 47, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 30, 2020